SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                       ____________________

                            FORM 8-A/A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                       ____________________


              VALERO REFINING AND MARKETING COMPANY
      (Exact name of registrant as specified in its charter)
        (Name to be changed to Valero Energy Corporation)

             Delaware                           74-1828067
    (State of incorporation or              (I.R.S. Employer
            organization)                  Identification No.)

        530 McCullough Avenue                    78215
        San Antonio, Texas                     (Zip Code)
        (Address of Principal
        Executive Offices)

If this form relates to the            If this form relates to the
registration of a class of             registration of a class of debt
debt securities and is effective       securities and is to become
upon filing pursuant to General        effective simultaneously with
Instruction A(c)(1) please check       the effectiveness of a concurrent
the following box. [   ]               registration statement under the
                                       Securities Act of 1933 pursuant
                                       to General Instruction A(c)(2)
                                       please check the following
                                       box.  [    ]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                 Name of each exchange on which each
to be so registered                 class is to be registered

Common Stock, par value $0.01       New York Stock Exchange, Inc.
  per share

Securities to be registered pursuant to Section 12(g) of the Act:

                               None

Item 1.   Description of Registrant's Securities to be Registered.

          A description of the securities to be registered is contained under the caption "Description of New Valero Capital Stock" in the Prospectus of Valero Refining and Marketing Company (the "Registrant") which forms a part of the Registrant's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission (the "Commission") on May 13, 1997 (Registration No. 333-27013). Such description is incorporated herein by reference.

Item 2.   Exhibits.

          Pursuant to the Instructions as to Exhibits with respect to Form 8-A, since no other securities of the Registrant are registered on the New York Stock Exchange, Inc. (the "Exchange"), the following exhibits (listed according to the corresponding number of such Instructions) are being filed with the Exchange, but are not being filed with the Commission in connection with this Registration Statement on Form 8-A:

      1. The Registrant's Registration Statement on Form S-1 as filed with the Commission on May 13, 1997 (Registration No. 333-27013).

      4.1 Amended and Restated Certificate of Incorporation of the
          Registrant.

      4.2 Bylaws of the Registrant.

      5.  Common Stock Certificate of the Registrant.


                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                            VALERO REFINING AND MARKETING COMPANY



                            By: /s/ Rand C. Schmidt
                                Rand C. Schmidt
                                Corporate Secretary

July 17, 1997